UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 31, 2006
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES
Section 8 – Other Events
Item 8.01 Other Events
John W. Rowe, Chairman, President and CEO of Exelon Corporation (Exelon), has established a third structured, prearranged stock trading plan to exercise stock options and sell a portion of the acquired shares in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Rowe’s first 10b5-1 stock trading plan was announced in February 2004 and expired in February 2005. Exercises of options and sales under Mr. Rowe’s current 10b5-1 plan, announced in March 2005, are expected to continue until February 2007.
The new trading plan covers the exercise of vested stock options for 750,000 shares that were granted to Mr. Rowe in 2002 and 2003. These options are expected to be exercised over a one-year period beginning in May 2007. After selling enough shares to cover the exercise cost, tax withholding, and brokerage fees, Mr. Rowe expects to retain one quarter of the shares that remain. The other three-quarters of the remaining shares will be sold, from which Mr. Rowe plans to contribute a substantial portion of the net cash proceeds to charities or a charitable trust, as Mr. Rowe is doing under his current trading plan. The stock trading plan is being established to continue Mr. Rowe’s practice of diversifying a portion of his holdings in excess of his stock ownership requirement and to deal with the aging of these options. The plan will allow him to do so in an orderly manner as part of his estate and tax planning activities.
Exelon’s stock ownership guidelines require Mr. Rowe to own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of five times his base salary. Mr. Rowe holds stock and stock equivalents (excluding options) amounting to about 275% of this guideline. Mr. Rowe and his wife own over 210,000 shares. Mr. Rowe also owns nearly 100,000 performance shares and over 315,000 shares or share equivalents deferred until he retires. Mr. Rowe’s stock ownership will continue to increase after the exercise of options under the new stock trading plan. He holds options to acquire 629,000 shares in addition to the options that are included in his stock trading plans.
Since February 2005 a total of ten of Exelon’s senior officers have also entered into one or more similar pre-arranged stock trading plans to sell a limited number of shares of Exelon common stock in order to diversify their assets. Under Exelon’s stock ownership guidelines, executive vice presidents should own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of three times their base salary, and senior vice presidents should own a fixed number of shares based on a multiple of two times their base salary. Each of the senior officers who entered into a stock trading plan held stock and stock equivalents (excluding options) exceeding the applicable stock ownership guideline, and each of those officers will continue to meet the applicable stock ownership guideline after the completion of the sales contemplated by the stock trading plans.
* * * * *
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) Exelon’s 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data—Note 20 and (c) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

September 1, 2006